Exhibit 99.1

PROXY

SUPERIOR DRILLING PRODUCTS, INC.

SPECIAL MEETING OF STOCKHOLDERS

________________, 2024 AT 9:00 A.M. MOUNTAIN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF SUPERIOR DRILLING PRODUCTS, INC.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby appoints Chris Cashion and G. Troy Meier, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Superior Drilling Products, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held exclusively via a live audio webcast on _____________, 2024 at 9:00 a.m. Mountain Time and at any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The Special Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/SDPI/2024SM by 11:59 p.m. ET on [-], 2024. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be marked, dated, and signed on the other side)

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 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting:

http://viewproxy.com/SDPI/2024SM

Please mark your votes like this ☒
The Board of Directors recommends you vote FOR the following:

Proposal 1.  To vote on a proposal to approve the Agreement and Plan of Merger, dated as of March 6, 2024, by and among Drilling Tools International Corporation, a Delaware corporation, DTI Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of DTI, and DTI Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of DTI and SDPI, and the transactions contemplated thereby, including the mergers (the “Merger Proposal”).

FOR ☐    AGAINST ☐    ABSTAIN ☐

Proposal 2.  To vote on a non-binding advisory proposal to approve compensation that will or may become payable by SDPI to its named executive officers in connection with the Mergers (the “Merger Compensation Proposal”).

FOR ☐    AGAINST ☐    ABSTAIN ☐

Proposal 3.  To vote on a proposal to approve the adjournment of the SDPI Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the SDPI Special Meeting to approve the above proposal (the “SDPI Adjournment Proposal”).

FOR ☐    AGAINST ☐    ABSTAIN ☐

NOTE:     Transact any other business as may properly come before the meeting.

Date

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Signature
Signature (if held jointly)

Please indicate if you plan to attend this meeting ☐

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

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 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET Vote Your Proxy on the Internet: Go to www.FCRvote.com/SDPISM Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.